Exhibit 3.1

AMENDED AND RESTATED BY-LAWS
OF
BXP, INC.
ARTICLE I
Definitions
For purposes of these By-laws, the following words shall have the meanings set forth below:
(a) “Certificate” shall mean the Amended and Restated Certificate of Incorporation of the Corporation, as amended from time to time.
(b) “Corporation” shall mean BXP, Inc.
(c) “DGCL” shall mean the Delaware General Corporation Law, as amended from time to time.
(d) “Public Announcement” shall mean: (i) disclosure in a press release reported by the Dow Jones News Service, Associated Press or other similar national news service, (ii) a report or other document publicly filed with or furnished to the Securities and Exchange Commission (including, without limitation, a Form 8-K) or (iii) a letter or report sent to stockholders of record of the Corporation at the time of the commencement of the mailing of such letter or report.
(e) “Synthetic Security” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person or entity economic benefit and/or risk similar to ownership of any securities of the Corporation, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any securities of the Corporation, (b) mitigate loss to, reduce the economic risk of, or increase or decrease the voting power of, any person or entity with respect to any securities of the Corporation, or (c) provide the opportunity to profit or avoid a loss from any decrease in the value of any securities of the Corporation.
ARTICLE II
Meetings of Stockholders
2.1 Places of Meetings. All meetings of the stockholders shall be held at such place, either within or without the State of Delaware, and/or by such means of remote communications as from time to time may be fixed by the majority of the Board of Directors, the Chairman of the Board, if one is elected, or the President, which place and/or means of remote communications may subsequently be changed at any time by vote of the Board of Directors or, to the extent authorized by the Board of Directors and permitted by Section 211(a) of the DGCL, the Chairman of the Board, if one is elected, or the President.
2.2 Annual Meetings. The annual meeting of the stockholders, for the election of directors and transaction of such other business as may come properly before the meeting, shall be held at such date and time as shall be determined by a majority of the Board of Directors, the Chairman of the Board, if one is elected, or the President, which date and time may subsequently be changed at any time by vote of the Board of Directors. If no annual meeting has been held for a period of thirteen months after the Corporation’s last annual meeting of stockholders, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these By-laws or otherwise, all the force and effect of an annual meeting. Any and all references hereafter in these By-laws to an annual meeting or annual meetings also shall be deemed to refer to any special meeting(s) in lieu thereof.

At any annual meeting of stockholders or any special meeting in lieu of annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such annual meeting. To be considered as properly brought before an annual meeting, business must be: (a) brought before the meeting by, or at the direction of, the Board of Directors, or (b) otherwise properly brought before the meeting by any holder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of capital stock of the Corporation entitled to vote at such annual meeting who complies with the requirements set forth in Section 2.9 and, with respect to nominations of candidates for election as directors, Section 3.7. For the avoidance of doubt, for a stockholder to bring business, including, without limitation, nominations of candidates for election as directors, before an annual meeting (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), such stockholder must comply with the procedures set forth in Section 2.9 with respect to business other than nominations of candidates for election as directors and with the procedures set forth in Section 3.7 with respect to nominations of candidates for election as directors, and these procedures shall be the exclusive means for a stockholder to bring such business properly before an annual meeting. In addition to the other requirements set forth in these By-laws, for any proposal of business to be considered at an annual meeting, it must be a proper subject for action by stockholders of the Corporation under Delaware law.
2.3 Special Meetings. Except as otherwise required by law and subject to the rights, if any, of the holders of any series of preferred stock of the Corporation, special meetings of the stockholders may be called only by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation, unless otherwise required by law.
2.4 Notice of Meetings; Adjournments. A written notice of each annual meeting stating the hour, date and place, if any, of such annual meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting shall be given by the Secretary or an Assistant Secretary of the Corporation (or other person authorized by these By-laws or by law) not less than 10 days nor more than 60 days before the annual meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law or under the Certificate or under these By-laws, is entitled to such notice, by delivering such notice to such stockholder or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the stock transfer books of the Corporation. Without limiting the manner by which notice may otherwise be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.
Notice of all special meetings of stockholders shall be given in the same manner as provided for annual meetings, except that the notice of all special meetings shall state the purpose or purposes for which the meeting has been called.
Notice of an annual meeting or special meeting of stockholders need not be given to a stockholder if a written waiver of notice is signed, or waiver of notice by electronic transmission is provided, before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance was for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual meeting or special meeting of stockholders need be specified in any waiver of notice.
The Board of Directors may postpone and reschedule any previously scheduled annual meeting or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to this Section 2.4 or otherwise. In no event shall the Public Announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder’s notice under Sections 2.9 and 3.7.
When any annual meeting or special meeting of stockholders is adjourned to another hour, date or place, if any, notice need not be given of the adjourned meeting, other than an announcement at the meeting at which the adjournment is taken, of the hour, date and place, if any, to which the meeting is adjourned and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Certificate or under these By-laws, is entitled to such notice.
2.5 Quorum. Except as otherwise required by the Certificate or law, any number of stockholders together holding at least a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that matter. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the holders of voting stock representing a majority of the voting power present at the meeting or represented by proxy or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
2.6 Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the stock transfer books of the Corporation, unless otherwise provided by law or by the Certificate. Stockholders may vote either (i) in person, (ii) by written proxy or (iii) by an electronic transmission permitted by Section 212(c) of the DGCL. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission permitted by Section 212(c) of the DGCL may be substituted for or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Proxies shall be filed in accordance with the procedures established for the meeting of stockholders. Except as otherwise limited therein or as otherwise provided by law, proxies authorizing a person to vote at a specific meeting shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid, and the burden of proving invalidity shall rest on the challenger.
2.7 Action at Meeting. When a quorum is present, any matter before any meeting of stockholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at such meeting and entitled to vote on such matter, except where a larger vote is required by law, by the Certificate or by these By-laws. Where a separate vote by a class or classes is required, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class. A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the Certificate and these By-laws, to the extent applicable, and applicable law and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth day before the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. The Corporation shall not directly or indirectly vote any shares of its own stock; provided, however, that the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.
2.8 Stockholder List. The officer having charge of the stock transfer books of the Corporation shall make, at least 10 days before every annual meeting or special meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list, to the extent required by law, shall be (i) open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting in one or more of the manners permitted by law, and (ii) produced and kept at the time and place, if any, of the meeting and open for inspection or examination by any stockholder during the whole time of the meeting.
2.9 Stockholder Proposals. In addition to any other applicable requirements, for business (other than nominations of candidates for election as directors which are governed by Section 3.7) to be properly brought before an annual meeting by a stockholder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of capital stock entitled to vote at such annual meeting, such stockholder must: (i) give timely written notice as required by this Section 2.9 to the Secretary of the Corporation; (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.9; and (iii) be present at such meeting, either in person or by a representative. For all annual meetings, a stockholder’s notice shall be timely if received by the Secretary of the Corporation at its principal executive office not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the “Anniversary Date”); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder’s notice shall be timely if received by the Secretary of the Corporation at its principal executive office not later than the close of business on the later of (1) the 75th day prior to the scheduled date of such annual meeting or (2) the 15th day following the day on which Public Announcement of the date of such annual meeting is first made by the Corporation.
A stockholder’s timely written notice to the Secretary of the Corporation as required by this Section 2.9 must set forth as to each matter proposed to be brought before an annual meeting: (a) a brief description of the business the stockholder desires to bring before such annual meeting and the reasons for conducting such business at such annual meeting; (b) as to (i) the stockholder giving the notice, (ii) each person or entity, if any, on whose behalf the proposal is made, (iii) each additional person or entity that beneficially owns any securities of the Corporation held of record or beneficially owned by any stockholder, person or entity described in clauses (i), (ii) or (iii), and (iv) each additional person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, any stockholder, person or entity described in clauses (i), (ii) or (iii) (collectively, the stockholders, persons and entities described in clauses (i)-(iv) are referred to as the “Proposing Stockholders”): (A) the name and address of each Proposing Stockholder; (B) (I) the class or series and number or amount of securities of the Corporation that are, directly or indirectly, owned beneficially or of record (specifying each separately) by each Proposing Stockholder, (II) the material terms of each Synthetic Security that any Proposing Stockholder, directly or indirectly, has an interest in, including, without limitation, the counterparties to each Synthetic Security, the class or series and number or amount of securities of the Corporation to which each Synthetic Security relates or provides exposure, and whether or not (x) such Synthetic Security conveys any voting rights, directly or indirectly, to such Proposing Stockholder, (y) such Synthetic Security is required to be, or is capable of being, settled through delivery of securities of the Corporation and (z) such Proposing Stockholder and/or, to its knowledge, the counterparty to such Synthetic Security has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Security, (III) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Stockholder has or shares a right to vote any securities of the Corporation, (IV) any rights to dividends or other distributions on the securities of the Corporation owned beneficially by each Proposing Stockholder that are separated or separable from the underlying shares of the Corporation, and (V) the material terms of any performance-related fees that each Proposing Stockholder is entitled to based on any increase or decrease in the value of any securities of the Corporation or Synthetic Securities (the information to be provided pursuant to the foregoing clauses (I) through (V) is referred to as the “Material Ownership Information”); (c) the names and addresses of each other stockholder or beneficial owner of securities of the Corporation known by any Proposing Stockholder to be providing financial support or meaningful assistance in support of such proposal; and (d) any material interest in such proposal of any Proposing Stockholder.

A stockholder providing timely notice under this Section 2.9 of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Information) provided or required to be provided in such notice pursuant to this Section 2.9 shall be true and correct as of the record date for such annual meeting and as of the date that is ten (10) business days prior to such annual meeting, and such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifth (5th) business day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date for the meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).
If the Board of Directors or a designated committee thereof determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2.9 or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.9 in any material respect, such proposal shall not be presented for action at the annual meeting in question. Subject to the direction, supervision and control of the Board of Directors, the presiding officer of the annual meeting shall have the power to determine whether the stockholder proposal was made in accordance with the terms of this Section 2.9. If the presiding officer determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2.9 or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.9 in any material respect, such proposal shall not be presented for action at the annual meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a stockholder proposal was made in accordance with the requirements of this Section 2.9, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such proposal.
Notwithstanding the foregoing provisions of this Section 2.9, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.9, and nothing in this Section 2.9 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision thereof) and, to the extent required by such rule, have such proposals considered and voted on at an annual meeting.
2.10 Voting Procedures and Inspectors of Elections. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the DGCL, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction.
2.11 Presiding Officer, Order of Business. The Chairman of the Board, if one is elected, or if not elected or in his or her absence, the Chief Executive Officer, if one is elected, or if not elected or in his or her absence, the President, shall preside at all annual meetings or special meetings of stockholders. If the President is unable to so preside or is absent, then such other presiding officer designated by, or in the manner approved by, the Board of Directors or, in the absence of such designation, by the Chairman of the Board, if one is elected, or, if not elected, by the Chief Executive Officer, if one is elected, or, if not elected, by the President, shall preside at the annual meeting or special meeting of stockholders for which he or she was designated. The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the presiding officer shall have the authority to adopt and enforce rules of procedure for all stockholder meetings, including without limitation, to: (i) determine the order of business for each meeting; (ii) determine when the polls will open and close on items submitted for stockholder action; (iii) fix the time allotted for consideration of each agenda item and for questions and comments by persons in attendance; (iv) adopt rules for determining who may pose questions and comments during the meeting; (v) adopt rules for determining who may attend the meeting; (vi) adopt procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; and (vii) adjourn the meeting at any time and from time to time (without limitation to the authority to adjourn the meeting pursuant to Section 2.5).
ARTICLE III
Directors
3.1 General Powers. The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and, except as otherwise expressly provided by law, the Certificate or these By-laws, all of the powers of the Corporation shall be vested in such Board.
3.2 Number of Directors. The number of directors shall be fixed by resolution duly adopted from time to time by the Board of Directors. The directors shall hold office in the manner provided in the Certificate.
3.3 Election and Removal of Directors; Quorum.
(a) Directors shall be elected and removed in the manner provided for in Article VI of the Certificate.
(b) Vacancies in the Board of Directors shall be filled in the manner provided for in Article VI of the Certificate.
(c) At any meeting of the Board of Directors, a majority of the number of directors then in office shall constitute a quorum for the transaction of business. However, if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 3.6. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.
(d) No director need be a stockholder of the Corporation.
(e) A director may resign at any time by giving written notice to the Chairman of the Board, if one is elected, the President or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.
3.4 Regular Meetings. The regular annual meeting of the Board of Directors shall be held on the same date as the annual meeting of stockholders following the close of such meeting, without notice of such date and time other than this Section 3.4, and at such place as the Board of Directors may from time to time determine. Other regular meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may from time to time determine. Notice of the place of the regular annual meeting and the hour, date and place of other regular meetings may be given in the same manner as provided in Section 3.6 for special meetings or by resolution adopted by the Board of Directors without any other notice.
3.5 Special Meetings. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the directors, the Chairman of the Board, if one is elected, or the President. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.
3.6 Notice of Meetings. Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairman of the Board, if one is elected, or the President or such other officer designated by the Chairman of the Board, if one is elected, or the President. Notice of any special meeting of the Board of Directors shall be given to each director in person, by telephone, or by facsimile, electronic mail or other form of electronic transmission, sent to his or her business or home address or an electronic mail or other electronic address provided by such director for such use, at least 24 hours in advance of the meeting, or by written notice mailed to his or her business or home address, at least 48 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such director by telephone, deposited in the mail so addressed with postage thereon prepaid or directed to such address by facsimile, electronic mail or other form of electronic transmission.
When any Board of Directors meeting, either regular or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date or place of any meeting adjourned for less than 30 days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned.
A written waiver of notice signed, or a waiver of notice by electronic transmission delivered to an officer, employee or agent of the Corporation, before or after a meeting by a director, or waiver of notice delivered by electronic transmission by such director, and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Certificate or by these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
3.7 Nominations. Nominations of candidates for election as directors of the Corporation at any annual meeting may be made only (a) by, or at the direction of, a majority of the Board of Directors or (b) by any holder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of the capital stock of the Corporation entitled to vote at such annual meeting who complies with the timing, informational and other requirements set forth in this Section 3.7. Any stockholder who has complied with the timing, informational and other requirements set forth in this Section 3.7 and who seeks to make such a nomination must be, or his, her or its representative must be, present in person at the annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 3.7 shall be eligible for election as directors at an annual meeting.
Nominations, other than those made by, or at the direction of, the Board of Directors shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 3.7. For all annual meetings, a stockholder’s notice shall be timely if received by the Secretary of the Corporation at its principal executive office not less than 75 days nor more than 120 days prior to the Anniversary Date; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder’s notice shall be timely if received by the Secretary of the Corporation at its principal executive office not later than the close of business on the later of (x) the 75th day prior to the scheduled date of such annual meeting or (y) the 15th day following the day on which Public Announcement of the date of such annual meeting is first made by the Corporation.
A stockholder’s notice to the Secretary of the Corporation shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a director: (1) the name, age, business address, residence address and educational background of such person; (2) current principal occupation or employment and principal occupation or employment for the preceding five full fiscal years of such person; (3) the class and number of shares of the capital stock of the Corporation which are beneficially owned by such person on the date of such stockholder notice; (4) the consent of each nominee to serve as a director if elected; (5) answers to a written questionnaire regarding the eligibility of such person to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such person (which questionnaire shall be provided by the Secretary of the Corporation upon written request); and (6) any other information regarding the proposed nominee that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission. A stockholder’s notice to the Secretary of the Corporation shall further set forth: (a) as to (i) the stockholder giving the notice, (ii) each person or entity, if any, on whose behalf the proposal is made, (iii) each additional person or entity that beneficially owns any securities of the Corporation held of record or beneficially owned by any stockholder, person or entity described in clauses (i), (ii) or (iii), and (iv) each additional person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, any stockholder, person or entity described in clauses (i), (ii) or (iii) (collectively, the stockholders, persons and entities described in clauses (i)-(iv) are referred to as the “Nominating Stockholders”): (A) the name and address of each Nominating Stockholder; and (B) the Material Ownership Information with respect to each Nominating Stockholder; (b) the names and addresses of each other stockholder or beneficial owner of securities of the Corporation known by any Nominating Stockholder to be providing financial support or meaningful assistance in support of such nomination; and (c) a description of all arrangements or understandings among one or more Nominating Stockholders and a proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.
A stockholder providing timely notice under this Section 3.7 of proposed nominations to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Information) provided or required to be provided in such notice pursuant to this Section 3.7 shall be true and correct as of the record date for such annual meeting and as of the date that is ten (10) business days prior to such annual meeting, and such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifth (5th) business day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date for the meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).
If the Board of Directors or a designated committee thereof determines that any stockholder nomination was not made in accordance with the terms of this Section 3.7 or that the information provided in a stockholder’s notice does not satisfy the informational requirements of this Section 3.7 in any material respect, then such nomination shall not be considered at the applicable annual meeting. Subject to the direction, supervision and control of the Board of Directors, the presiding officer of the annual meeting shall have the power to determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any stockholder nomination was not made in accordance with the terms of this Section 3.7 or that the information provided in a stockholder’s notice does not satisfy the informational requirements of this Section 3.7 in any material respect, then such nomination shall not be considered at the annual meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this Section 3.7, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee.
Notwithstanding anything to the contrary in the second paragraph of this Section 3.7, in the event that the number of directors to be elected to the Board of Directors is increased and there is no Public Announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 75 days prior to the Anniversary Date, a stockholder’s notice required by this Section 3.7 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if such notice shall be received by the Corporation at its principal executive office not later than the close of business on the 15th day following the day on which such Public Announcement is first made by the Corporation.
No person shall be elected by the stockholders as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.7. Election of directors at an annual meeting need not be by written ballot, unless otherwise provided by the Board of Directors or presiding officer at such annual meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as directors at the annual meeting in accordance with the procedures set forth in this Section 3.7 shall be provided for use at the annual meeting.
3.8 Proxy Access Rights.

(a) Proxy Access.
(i) Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 3.8 and to the extent permitted by applicable law, the Corporation shall include in its proxy materials for such annual meeting, in addition to any persons nominated for election by, or at the direction of, a majority of the Board of Directors, the name, together with the Required Information (defined below), of any person nominated for election (each such person being hereinafter referred to as a “Stockholder Nominee”) to the Board of Directors by a stockholder or group of no more than five (5) such stockholders that satisfies the requirements of this Section 3.8 (such individual or group, including as the context requires each member thereof, being hereinafter referred to as the “Eligible Stockholder”).
(ii) For purposes of this Section 3.8, the “Required Information” that the Corporation will include in its proxy materials is (A) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the rules and regulations promulgated under the Exchange Act, by these By-laws, by the Certificate and/or by the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed; and (B) if the Eligible Stockholder so elects, a written statement, not to exceed 500 words, in support of the Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 3.8, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it actually believes is materially false or misleading, omits to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, or would violate any applicable law or regulation.
(b) Notice Requirements.
(i) Notwithstanding the procedures set forth in Section 2.9 or 3.7 of these By-laws, in order to nominate a Stockholder Nominee pursuant to this Section 3.8, an Eligible Stockholder must, in addition to satisfying the other requirements of this Section 3.8, provide a notice expressly electing to have its Stockholder Nominee(s) included in the Corporation’s proxy materials pursuant to this Section 3.8, that complies with the requirements set forth in this Section 3.8 (a “Notice of Proxy Access Nomination”) within the time period set forth below. In order for an Eligible Stockholder to nominate a Stockholder Nominee pursuant to this Section 3.8, the Eligible Stockholder’s Notice of Proxy Access Nomination must be received by the Secretary of the Corporation at its principal executive office not less than 120 days prior to the anniversary of the date of the proxy statement for the prior year’s annual meeting of stockholders (the “Deadline”); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, or if no annual meeting was held in the preceding year, the Deadline shall be the close of business on the later of (x) the 180th day prior to the scheduled date of such annual meeting or (y) the 15th day following the day on which Public Announcement of the date of such annual meeting is first made by the Corporation. In no event shall an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders, or the Public Announcement thereof, commence a new time period for the giving of a Notice of Proxy Access Nomination under this Section 3.8.
(ii) In order to nominate a Stockholder Nominee pursuant to this Section 3.8, an Eligible Stockholder providing the information required to be provided pursuant to Section 3.8(a)(ii) within the time period specified in Section 3.8(b)(i) for delivering the Notice of Proxy Access Nomination must further update and supplement such information, if necessary, so that all such information (including, without limitation, the Material Ownership Information) provided or required to be provided shall be true and correct as of the record date for purposes of determining the stockholders entitled to vote at such annual meeting and as of the date that is ten (10) business days prior to such annual meeting, and such update and supplement (or a written notice stating that there are no such updates or supplements) must be delivered in writing to the Secretary of the Corporation at its principal executive office not later than the close of business on the fifth (5th) business day after the record date for purposes of determining the stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date for the meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).

(iii) In the event that any of the information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information or communications and of the information that is required to correct any such defect
(c) Maximum Number of Stockholder Nominees.
(i) The maximum number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 3.8 but that were either subsequently withdrawn or that the Board of Directors decides to nominate as Board of Director nominees) nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting shall not exceed twenty-five percent (25%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 3.8 (the “Final Proxy Access Nomination Date”), or if such amount is not a whole number, the closest whole number below twenty-five percent (25%); provided that the maximum number of Stockholder Nominees that will be included in the Corporation’s proxy materials with respect to an annual meeting will be reduced by the number of individuals that the Board of Directors decides to nominate for re-election who were previously elected to the Board of Directors based on a nomination pursuant to Section 3.7 or this Section 3.8.
(ii) Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 3.8 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 3.8 exceeds the maximum number of Stockholder Nominees provided for in Section 3.8(c)(i) (including by operation of Section 3.8(c)(iii)). In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 3.8 exceeds the maximum number of Stockholder Nominees provided for in Section 3.8(c)(i) (including by operation of Section 3.8(c)(iii)), the highest ranking Stockholder Nominee who meets the requirements of this Section 3.8 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order from the largest to the smallest of such Eligible Stockholders based on the number of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in the Notice of Proxy Access Nomination submitted to the Corporation hereunder. If the maximum number of Stockholder Nominees provided for in this Section 3.8 is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 3.8 from each Eligible Stockholder has been selected, this selection process will continue as many times as necessary, following the same order each time, until the maximum number of Stockholder Nominees provided for in this Section 3.8 is reached. The Stockholder Nominees so selected by each Eligible Stockholder in accordance with this Section 3.8(c)(ii) will be the only Stockholder Nominees entitled to be included in the Corporation’s proxy materials, and, following such selection, if the Stockholder Nominees so selected are not included in the Corporation’s proxy materials or are not submitted for election (for any reason, including the failure to comply with this Section 3.8), no other Stockholder Nominees will be included in the Corporation’s proxy materials or otherwise submitted for stockholder election pursuant to this Section 3.8.
(iii) If for any reason one or more vacancies occur on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the applicable annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials pursuant to this Section 3.8 shall be calculated based on the number of directors in office as so reduced.
(d) Stockholder Eligibility.
(i) For purposes of this Section 3.8, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the Eligible Stockholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number shares calculated in accordance with clauses (A) and (B) (x) shall not include any shares (I) borrowed for any purposes or purchased pursuant to an agreement to resell, (II) sold in any transaction that has not been settled or closed, or (III) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate and (y) shall be reduced by the notional amount of shares of common stock of the Corporation subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder, whether or not any such instrument is to be settled with shares or with cash, to the extent not already taken into account in clause (x)(III) above and a number of shares of common stock of the Corporation equal to the net “short” position in the common stock of the Corporation held by such stockholder’s affiliates, whether through short sales, options, warrants, forward contracts, swaps, contracts of sale, other derivatives or similar agreements or any other agreement or arrangement. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 3.8, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations of the Exchange Act.
(ii) In order to make a nomination pursuant to this Section 3.8, an Eligible Stockholder must have owned (as defined below) the Required Ownership Percentage (as defined below) of the Corporation’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) or longer as of both the date the Notice of Proxy Access Nomination is required to be received by the Corporation in accordance with this Section 3.8 and the record date for determining stockholders entitled to vote at the applicable annual meeting, and must continue to own the Required Shares through the applicable meeting date; provided, that, up to, but not more than, five (5) individual stockholders who otherwise meet all of the requirements to be an Eligible Stockholder may aggregate their stockholdings in order to meet the Required Ownership Percentage, but not the Minimum Holding Period, of the Required Shares. For purposes of this Section 3.8, the “Required Ownership Percentage” is 3% or more of the Corporation’s issued and outstanding common stock, and the “Minimum Holding Period” is three (3) years. For purposes of the foregoing sentence issued and outstanding Common Units of Boston Properties Limited Partnership (the “Partnership”), other than those owned by the Corporation, the Partnership or any of their directly or indirectly wholly owned subsidiaries and excluding any issued and outstanding Long Term Incentive Units of the Partnership, shall be treated as issued and outstanding shares of the Corporation’s common stock.
(iii) In order to nominate a Stockholder Nominee pursuant to this Section 3.8, an Eligible Stockholder, or with respect to clauses (E), (F) and (G) below, the Stockholder Nominee, must provide the following information in writing to the Secretary of the Corporation within the time period specified in this Section 3.8 for delivering the Notice of Proxy Access Nomination:
(A) one or more written statements from the record holders of the shares or from the intermediaries through which the shares are or have been held during the Minimum Holding Period (as defined below) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is received by the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide (I) within five (5) business days after the record date for the annual meeting, written statements from such persons verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date, along with a written statement that the

Eligible Stockholder will continue to hold the Required Shares through the applicable meeting date or (II) the updates and supplements described in Section 3.8(b)(ii) within the time periods set forth therein;
(B) a copy of the Schedule 14N filed or to be filed with the Securities and Exchange Commission in accordance with Rule 14a-18 of the Exchange Act;
(C) the information, representations and agreements that are required to be set forth in a stockholder’s notice of nomination pursuant to Section 3.7 and this Section 3.8;
(D) the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected;
(E) the information, representations and agreements that are required by Sections 3.7 and this Section 3.8;
(F) an agreement by each Stockholder Nominee, upon such Stockholder Nominee’s election, to make such acknowledgements, enter into such agreements and provide such information as the Board of Directors requires of all directors at such time, including without limitation, agreeing to be bound by the Corporation’s code of ethics, insider trading policies and procedures and other similar policies and procedures;
(G) [Reserved];
(H) a representation (in the form provided by the Secretary of the Corporation upon written request) that the Eligible Stockholder (I) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and that the Eligible Stockholder does not presently have such intent, (II) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 3.8, (III) has not engaged and will not engage in, and has not and will not be a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (IV) will not distribute to any stockholder any form of proxy for the annual meeting other than the form of proxy distributed by the Corporation, (V) agrees to comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, including, without limitation, Rule 14a-9 promulgated under the Exchange Act, (VI) meets the requirements set forth in this Section 3.8 and (VII) has provided and will continue to provide facts, statements and other information in all communications with the Corporation and its stockholders in connection with the nomination hereunder that is or will be true and correct in all material respects and does not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and
(I) a written undertaking (in the form provided by the Secretary of the Corporation upon written request) that the Eligible Stockholder agrees to (I) assume all liability stemming from any legal or regulatory violation arising out of the communications with stockholders of the Corporation by the Eligible Stockholder, its affiliates and associates, or their respective agents or representatives, either before or after the furnishing of the Notice of Proxy Access Nomination or out of information that the Eligible Stockholder has provided or will provide to the Corporation or filed with the Securities and Exchange Commission, (II) indemnify and hold harmless the Corporation and each of its directors, officers, agents, employees, affiliates, control persons or other persons acting on behalf of the Corporation individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers, agents, employees, affiliates, control persons or other persons acting on behalf of the Corporation arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 3.8, and (III) promptly provide to the Corporation such additional information as requested pursuant to this Section 3.8.
In connection with clause (A) of the preceding sentence, if any intermediary which verifies the Eligible Stockholder’s ownership of the Required Shares for the Minimum Holding Period is not the record holder of such shares, a Depository Trust Company (“DTC”) participant or an affiliate of a DTC participant, then the Eligible Stockholder will also need to provide a written statement as required by clause (A) of the preceding sentence from the record holder of such shares, a DTC participant or an affiliate of a DTC participant that can verify the holdings of such intermediary.
(vi) Whenever the Eligible Stockholder consists of a group of more than one stockholder, each provision in this Section 3.8 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions. When an Eligible Stockholder is comprised of a group, a violation of any provision of these By-laws by any member of the group shall be deemed a violation by the Eligible Stockholder group. No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting.
(e) Stockholder Nominee Requirements.
(i) Notwithstanding anything in these By-laws to the contrary, the Corporation shall not be required to include, pursuant to this Section 3.8, any Stockholder Nominee in its proxy materials for any meeting of stockholders (A) for which the Secretary of the Corporation receives a notice that the Eligible Stockholder or any other stockholder of the Corporation has nominated one or more persons for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 3.7 of these By-laws, (B) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (C) if the Stockholder Nominee is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, or is receiving or will receive any such compensation or other payment from any person or entity other than the Corporation, in each case, in connection with service as a director of the Corporation, (D) who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case, as determined by the Board of Directors or any committee thereof, (E) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-laws, the Certificate, the rules and listing standards of the principal U.S. exchanges upon which the common stock of the Corporation is traded, or any applicable state or federal law, rule or regulation, (F) who provides any information to the Corporation or its stockholders required or requested pursuant to any subsection of Article III of these By-laws that is not accurate, truthful and complete in all material respects, or that otherwise contravenes any of the agreements, representations or undertakings made by the Stockholder Nominee in connection with the nomination, (G) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (H) who is a named subject of a pending criminal proceeding (excluding traffic violations) or has been convicted in such a criminal proceeding within the past ten (10) years, (I) is the subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (J) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof or (K) the Eligible Stockholder or applicable Stockholder Nominee fails to comply with its obligations pursuant to this Section 3.8.
(ii) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (a) withdraws from or becomes ineligible or unavailable for election at such annual meeting, or (b) does not receive a number of “for” votes equal to at least twenty-five percent (25%) of the number of shares present and entitled to vote for the election of directors, will be ineligible to be a Stockholder Nominee pursuant to this Section 3.8 for the next two annual meetings of stockholders.
(iii) Notwithstanding anything to the contrary set forth herein, if the Board of Directors or a designated committee thereof determines that any stockholder nomination was not made in accordance with the terms of this Section 3.8 or that the information provided in a Notice of Proxy Access Nomination does not satisfy the informational requirements of this Section 3.8 in any material respect, then such nomination shall not be considered at the applicable annual meeting. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section 3.8, the presiding officer of the annual meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any stockholder nomination was not made in accordance with the terms of this Section 3.8 or that the information provided in a stockholder’s notice does not satisfy the informational requirements of this Section 3.8 in any material respect, then such nomination shall not be considered at the annual meeting in question. Additionally, such nomination will not be considered at the annual meeting in question if the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting of stockholders to present any nomination pursuant to this Section 3.8. If the Board of Directors, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this Section 3.8, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such Stockholder Nominee.
(f) This Section 3.8 provides the exclusive method for stockholders to include nominees for director in the Corporation’s proxy materials. If a stockholder has complied with the procedures set forth in this Section 3.8 then such stockholder will also be deemed to have complied with the procedures set forth in Section 3.7 for all purposes under these By-laws.
3.9 Action at Meeting and by Consent.
(a) At any meeting of the Board of Directors at which a quorum is present, a majority of the directors present may take any action on behalf of the Board of Directors, unless otherwise required by law, by the Certificate or by these By-laws.
(b) Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the records of the meetings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall be treated as a resolution of the Board of Directors for all purposes. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this subsection at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.
3.10 Manner of Participation. Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these By-laws.
3.11 Compensation of Directors. By resolution of the Board of Directors, directors may be allowed a fee for serving as a director and a fee and expenses for attendance at a meeting of the Board, but nothing herein shall preclude directors from serving the Corporation in other capacities and receiving compensation for such other services; provided, however, that directors who are serving the Corporation as employees and who receive compensation for their services as such shall not receive any salary or other compensation for their services as directors of the Corporation.
3.12 Chairman of the Board. The Board of Directors may from time to time elect a Chairman of the Board. The Chairman of the Board shall be a director and may, but need not be, an officer of the Corporation. The Chairman of the Board will not be an officer of the Corporation unless specifically appointed as such by the Board of Directors pursuant to Article V of these By-laws. The Chairman of the Board, if one is elected, shall preside, when present, at all meetings of the Board of Directors and shall have such other powers and shall perform such other duties as may be assigned to him or her by these By-laws or the Board of Directors. The Chairman of the Board, if one is elected, will serve in such role at the pleasure of the Board of Directors and may resign from the position of Chairman of the Board at any time by giving written notice to the Board of Directors, the President or the Secretary.
3.13 Chairman Emeritus. The Board of Directors may confer the honorary title of Chairman Emeritus upon any former Chairman of the Board who, in the judgment of the Board of Directors, has brought credit and distinction to the Corporation through long and dedicated service. A Chairman Emeritus shall hold such title at the pleasure of the Board of Directors and shall not be deemed a director, officer, employee or agent of the Corporation and shall not have any duties or obligations to the Corporation or its stockholders or any power or authority to act on behalf of the Corporation by virtue of such honorary title. A Chairman Emeritus may attend meetings of the Board of Directors and provide such advice and counsel to the Board of Directors as may be requested; provided that the Board of Directors will have complete discretion to hold meetings (or portions thereof) outside of the presence of any Chairman Emeritus. A Chairman Emeritus shall not be entitled to vote at any meeting of the Board of Directors and shall not be counted in determining the presence of a quorum at any such meeting.
ARTICLE IV
Committees
4.1 Number, Tenure and Qualification. The Board of Directors may appoint from among its members certain committees as described below. The term of office of any committee member shall be as provided in the resolution of the Board of Directors designating such member or as set forth in such committee’s charter, if any, but shall not exceed such member’s term as a director. Any member of a committee may be removed at any time by resolution of the Board of Directors.
(a) Executive Committee. The Board of Directors may, by resolution duly adopted, designate an Executive Committee consisting of not less than two directors, including the Chairman of the Board, if one is elected. When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, by the Certificate, or by these By-laws, except as otherwise provided in the DGCL or by a resolution adopted by the Board of Directors. Absent special rules adopted by the Board of Directors, the Executive Committee’s business shall be conducted as far as possible in the same manner as is provided in these By-laws for the conduct of the business of the Board of Directors. The Executive Committee shall keep records of its meetings and shall report at the next regular or special meeting of the Board of Directors all action that the Executive Committee may have taken on behalf of the Board of Directors since the last regular or special meeting of the Board of Directors.
(b) Audit Committee. The Board of Directors shall, by resolution duly adopted, designate an Audit Committee consisting of three or more directors whose membership on the Audit Committee shall satisfy the requirements set forth in the applicable rules, if any, of the New York Stock Exchange (“NYSE”), as amended from time to time. Vacancies in the Audit Committee shall be filled by the Board of Directors with directors meeting the requirements set forth above.
The Audit Committee shall recommend to the Board of Directors, and the Board of Directors shall approve, a written charter for the Audit Committee if and as required by the applicable rules of the NYSE, as amended from time to time. Except for those powers which the Board of Directors has chosen to reserve for itself or which by law, by the Certificate, or by these By-laws may not be delegated by the Board of Directors, the Audit Committee shall have full authority to discharge the duties and responsibilities set forth in such charter. Absent special rules in such charter, the Audit Committee’s business shall be conducted as far as possible in the same manner as is provided in these By-laws for the conduct of the business of the Board of Directors. The Audit Committee shall keep records of its meetings and shall report its action to the Board of Directors.
(c) Compensation Committee. The Board of Directors shall, by resolution duly adopted, designate a Compensation Committee consisting of two or more directors whose membership on the Compensation Committee shall satisfy the requirements set forth in the applicable rules, if any, of the NYSE, as amended from time to time. Vacancies in the Compensation Committee shall be filled by the Board of Directors with directors meeting the requirements set forth above.
The Compensation Committee shall recommend to the Board of Directors, and the Board of Directors shall approve, a written charter for the Compensation Committee if and as required by the applicable rules of the NYSE, as amended from time to time. Except for those powers which the Board of Directors has chosen to reserve for itself or which by law, by the Certificate, or by these By-laws may not be delegated by the Board of Directors, the Compensation Committee shall have full authority to discharge the duties and responsibilities set forth in such charter.
Absent special rules in such charter, the Compensation Committee’s business shall be conducted as far as possible in the same manner as is provided in these By-laws for the conduct of the business of the Board of Directors. The Compensation Committee shall keep records of its meetings and shall report its action to the Board of Directors.
(d) Nominating and Corporate Governance Committee. The Board of Directors shall, by resolution duly adopted, designate a Nominating and Corporate Governance Committee consisting of two or more directors whose membership on the Nominating and Corporate Governance Committee shall satisfy the requirements set forth in the applicable rules, if any, of the NYSE, as amended from time to time. Vacancies in the Nominating and Corporate Governance Committee shall be filled by the Board of Directors with directors meeting the requirements set forth above, giving consideration to continuity of the Nominating and Corporate Governance Committee.
The Nominating and Corporate Governance Committee shall recommend to the Board of Directors, and the Board of Directors shall approve, a written charter for the Nominating and Corporate Governance Committee if and as required by the applicable rules of the NYSE, as amended from time to time. Except for those powers which the Board of Directors has chosen to reserve for itself or which by law, by the Certificate, or by these By-laws may not be delegated by the Board of Directors, the Nominating and Corporate Governance Committee shall have full authority to discharge the duties and responsibilities set forth in such charter. Absent special rules in such charter, the Nominating and Corporate Governance Committee’s business shall be conducted as far as possible in the same manner as is provided in these By-laws for the conduct of the business of the Board of Directors. The Nominating and Corporate Governance Committee shall keep records of its meetings and shall report its action to the Board of Directors.
(e) Other Committees. The Board of Directors may, by resolution duly adopted, designate such other standing or special committees, each consisting of one or more directors, as it may from time to time deem advisable to perform such general or special duties as may from time to time be delegated to any such committee by the Board of Directors, subject to the limitations contained in the DGCL or imposed by the Certificate or these By-laws. The members, terms and authority of such committees shall be as set forth in the resolutions of the Board of Directors establishing the same.
ARTICLE V
Officers
5.1 Enumeration. The officers of the Corporation shall consist of a President, a Treasurer, a Secretary and such other officers, including, without limitation, a Chief Executive Officer, a Chief Operating Officer and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine.
5.2 Election. At the regular annual meeting of the Board following the annual meeting of stockholders, the Board of Directors shall elect the President, the Treasurer and the Secretary. Other officers may be elected by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting.

5.3 Qualification. No officer need be a stockholder or a director. Any person may occupy more than one office of the Corporation at any time. Any officer may be required by the Board of Directors to give bond for the faithful performance of his or her duties in such amount and with such sureties as the Board of Directors may determine.
5.4 Tenure. Except as otherwise provided by the Certificate or by these By-laws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.
5.5 Resignation. Any officer may resign by delivering his or her written resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
5.6 Removal. Except as otherwise provided by law, the Board of Directors may remove any officer with or without cause by the affirmative vote of a majority of the directors then in office.
5.7 Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.
5.8 Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.
5.9 President. The President shall, subject to the direction of the Board of Directors, have general supervision and control of the Corporation’s business. If none of the directors has been elected to serve as the Chairman of the Board or if the Chairman of the Board is absent, the President shall preside, when present, at all meetings of stockholders. The President shall have such other powers and perform such other duties as the Board of Directors may from time to time designate.
5.10 Chief Executive Officer. The Chief Executive Officer, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate. If there shall be a Chief Executive Officer at any time, such officer shall have authority to take any action that the President is authorized to take.
5.11 Vice Presidents and Assistant Vice Presidents. Any Vice President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.
5.12 Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Board of Directors and except as the Board of Directors or the President may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities, and valuable documents of the Corporation. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer.
Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.
5.13 Secretary and Assistant Secretaries. The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board) in books kept for that purpose. In his or her absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or that of an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform his or her duties and responsibilities.

Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.
5.14 Other Powers and Duties. Subject to these By-laws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors, the Chairman of the Board, if one is elected, or the President.
ARTICLE VI
Capital Stock
6.1 Certificates. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairman of the Board of Directors, if one is elected, the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. The Corporation seal and the signatures by the Corporation’s officers, the transfer agent or the registrar may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to a restriction on transfer (as provided in Article V of the Certificate) and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend (as provided in Article V of the Certificate) with respect thereto as is required by law. Notwithstanding anything to the contrary provided in these By-laws, the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares (except that the foregoing shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation), and by the approval and adoption of these By-laws the Board of Directors has determined that all classes or series of the Corporation’s stock may be uncertificated, whether upon original issuance, re-issuance, or subsequent transfer.
6.2 Lost, Destroyed and Mutilated Certificates. Holders of the shares of the stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, if any, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.
6.3 Transfer of Stock. Subject to the restrictions on transfer of stock described in Article V of the Certificate and unless otherwise provided by the Board of Directors, shares of stock of the Corporation that are represented by a certificate shall be transferable or assignable only on the stock transfer books of the Corporation by the holder in person or by attorney upon surrender to the Corporation or its transfer agent of the certificate theretofore properly endorsed or, if sought to be transferred by attorney, accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signatures as the Corporation or its transfer agent may reasonably require. Shares of stock of the Corporation that are not represented by a certificate shall be transferable or assignable on the stock transfer books of the Corporation by the holder submitting to the Corporation or its transfer agent such evidence of transfer and following such other procedures as the Corporation or its transfer agent may reasonably require.
6.4 Record Holders. Except as may otherwise be required by law, by the Certificate or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.

It shall be the duty of each stockholder to notify the Corporation of his or her postal address and any changes thereto.
6.5 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting and (b) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
ARTICLE VII
Indemnification
7.1 Definitions. For purposes of this Article VII:
(a) “Corporate Status” describes the status of a person who (i) in the case of a Director, is or was a director of the Corporation and is or was acting in such capacity, (ii) in the case of an Officer, is or was an officer, employee or agent of the Corporation or is or was a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such Officer is or was serving at the request of the Corporation and (iii) in the case of a Non-Officer Employee, is or was an employee of the Corporation or is or was a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such Non-Officer Employee is or was serving at the request of the Corporation;
(b) “Director” means any person who serves or has served the Corporation as a director on the Board of Directors;
(c) “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;
(d) “Expenses” means all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;
(e) “Non-Officer Employee” means any person who serves or has served as an employee of the Corporation, but who is not or was not a Director or Officer;
(f) “Officer” means any person who serves or has served the Corporation as an officer appointed by the Board of Directors; and
(g) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative.

7.2 Indemnification of Directors and Officers. Subject to the operation of Section 7.4, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against any and all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement, in each case to the extent actually and reasonably incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any threatened, pending or completed Proceeding or any claim, issue or matter therein, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 7.2 shall exist as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding was authorized by the Board of Directors. The Corporation hereby agrees to indemnify such Director’s or Officer’s spouse (whether by statute or at common law and without regard to the location of the governing jurisdiction) and children as express third-party beneficiaries hereunder to the same extent and subject to the same limitations applicable to such Director or Officer hereunder for claims arising out of the status of such person as a spouse or child of such Director or Officer, including claims seeking damages from marital property (including community property) or property held by such Director or Officer and such spouse or property transferred to such spouse or child.
7.3 Indemnification of Non-Officer Employees. Subject to the operation of Section 7.4, each Non-Officer Employee may, in the discretion of the Board of Directors, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against any and all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement, in each case to the extent actually and reasonably incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 7.3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized by the Board of Directors. The Corporation hereby agrees to indemnify such Non-Officer Employee’s spouse (whether by statute or at common law and without regard to the location of the governing jurisdiction) and children as express third-party beneficiaries hereunder to the same extent and subject to the same limitations applicable to such Non-Officer Employee hereunder for claims arising out of the status of such person as a spouse or child of such Non-Officer Employee, including claims seeking damages from marital property (including community property) or property held by such Director or Officer and such Non-Officer Employee and such spouse or property transferred to such spouse or child.
7.4 Good Faith. Unless ordered by a court, no indemnification shall be provided pursuant to this Article VII to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so direct, by independent legal counsel in a written opinion or (c) by the stockholders of the Corporation.

7.5 Notice/Cooperation by Indemnitee. Any Director, Officer or Non-Employee Director shall, as a condition precedent to his or her right to be indemnified under these By-laws, give the Corporation notice in writing as soon as practicable of any claim made against such Director, Officer or Non-Officer Employee for which indemnification will or could be sought under these By-laws. Such notice shall contain the written affirmation of the Director, Officer or Non-Officer Director that the standard of conduct necessary for indemnification hereunder has been satisfied. Notice to the Corporation shall be directed to the Chief Executive Officer of the Corporation in the manner set forth below. The Director, Officer or Non-Officer Director shall give the Corporation such information and cooperation as it may reasonably require and as shall be within such Director, Officer or Non-Officer Employee’s power. A delay in giving notice under this Section 7.5 shall not invalidate the Director, Officer or Non-Officer Director’s right to be indemnified under these By-laws unless such delay prejudices the defense of the claim or the availability to the Corporation of insurance coverage for such claim. All notices, requests, demands and other communications under these By-laws shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressed, on the date of such receipt or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked.
7.6 Advancement of Expenses to Directors Prior to Final Disposition. The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within 10 days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses.
7.7 Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition. The Corporation may, in the discretion of the Board of Directors, advance any or all Expenses incurred by or on behalf of any Officer or Non-Officer Employee in connection with any Proceeding in which such Officer or Non-Officer Employee is involved by reason of such Officer or Non-Officer Employee’s Corporate Status upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer or Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such Officer or Non-Officer Employee to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.
7.8 Contractual Nature of Rights. The foregoing provisions of this Article VII shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article VII is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. If a claim for indemnification or advancement of Expenses hereunder by a Director or Officer is not paid in full by the Corporation within (a) 60 days after the receipt by the Corporation of a written claim for indemnification or (b) in the case of a Director, 10 days after the receipt by the Corporation of documentation of Expenses and the required undertaking, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification or, in the case of a Director, advancement of Expenses, under this Article VII shall not be a defense to the action and shall not create a presumption that such indemnification or advancement is not permissible. It is the parties’ intention that if the Corporation contests any Director’s, Officer’s or Non-Officer Employee’s right to indemnification, the question of such Director’s, Officer’s or Non-Officer Employee’s right to indemnification shall be for the court to decide, and neither the failure of the Corporation (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) to have made a determination that indemnification of such Director, Officer or Non-Officer Employee is proper in the circumstances because the Director, Officer or Non-

Officer Employee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Corporation (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that the Director, Officer or Non-Officer Employee has not met such applicable standard of conduct, shall create a presumption that such Director, Officer or Non-Officer Employee has or has not met the applicable standard of conduct.
7.9 Non-Exclusivity of Rights. The rights to indemnification and advancement of Expenses set forth in this Article VII shall not be exclusive of any other right which any Director, Officer or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise.
7.10 Partial Indemnification. If any Director, Officer or Non-Officer Employee is entitled under any provision of these By-laws to indemnification by the Corporation for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify such Director, Officer or Non-Officer Employee for the portion of such expenses, judgments, fines or penalties to which such Director, Officer or Non-Officer Employee is entitled.
7.11 Mutual Acknowledgment. By accepting any potential benefits under this Article VII each Director, Officer or Non-Officer Employee acknowledges that in certain instances, Federal law or applicable public policy may prohibit the Corporation from indemnifying its directors, officers and employees under these By-laws or otherwise. The Director, Officer or Non-Officer Employee understands and acknowledges that the Corporation has undertaken and may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation’s right under public policy to indemnify Director, Officer or Non-Officer Employee.
7.12 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article VII.
ARTICLE VIII
Miscellaneous Provisions
8.1 Seal. The seal of the Corporation shall consist of a flat-faced circular die, of which there may be any number of counterparts, on which there shall be engraved the word “Seal” and the name of the Corporation. The Board of Directors shall have the power to adopt and alter the seal of the Corporation.
8.2 Fiscal Year. The fiscal year of the Corporation shall end on such date and shall consist of such accounting periods as may be fixed by the Board of Directors.
8.3 Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.
8.4 Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the President or the Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors or Executive Committee may authorize.
8.5 Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

8.6 Corporate Records. The original or attested copies of the Certificate, By-laws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Delaware and shall be kept at the principal office of the Corporation, at the office of its counsel or at an office of its transfer agent or at such other place or places as may be designated from time to time by the Board of Directors.
8.7 Amendment of By-laws.
(a) Amendment by Directors. Except as provided otherwise by law, these By-laws may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.
(b) Amendment by Stockholders. These By-laws may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least seventy-five percent of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.
8.8 Voting of Stock Held. Unless otherwise provided by resolution of the Board of Directors or of the Executive Committee, if any, the Chairman of the Board, if one is elected, the President or the Treasurer may from time to time waive notice of and act on behalf of this Corporation, or appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the vote that the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the Chairman of the Board, if one is elected, the President or the Treasurer shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment, the Chairman of the Board, if one is elected, the President or the Treasurer may himself or herself attend any meetings of the holders of shares or other securities of any such other corporation and there vote or exercise any or all power of the Corporation as the holder of such shares or other securities of such other corporation.
8.9 Exclusive Jurisdiction of Delaware Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner of stock) to bring (i) any derivative action or proceeding on behalf of the Corporation, (ii) any action asserting a claim of, or a claim based on, breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder (including a beneficial owner of stock) of the Corporation to the Corporation or the Corporation’s stockholders (including beneficial owners of stock), (iii) any action asserting a claim against the Corporation or any current or former director, officer, employee or stockholder (including a beneficial owner of stock) of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Certificate or By-laws, or (iv) any action asserting a claim against the Corporation or any current or former director, officer, employee or stockholder (including a beneficial owner of stock) of the Corporation governed by the internal affairs doctrine.

Effective as of July 24, 2024.